Exhibit 25.01

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Paula Oswald

U.S. Bank National Association

633 W. 5TH Street, 24th Floor

Los Angeles, CA 90071

(213) 615-6043

(Name, address and telephone number of agent for service)

Flextronics International Ltd.

(Issuer with respect to the Securities)

Singapore	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of Principal Executive Offices)	(Zip Code)

4.625% Notes due 2020

5.000% Notes due 2023
(Title of the Indenture Securities)

FORM T-1

Item 1.                                 GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.                          A copy of the Articles of Association of the Trustee.*

2.                          A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.                          A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.                          A copy of the existing bylaws of the Trustee.**

5.                          A copy of each Indenture referred to in Item 4.  Not applicable.

6.                          The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.                          Report of Condition of the Trustee as of March 31, 2013 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, California on the 19th of June, 2013.

By:	/s/ Paula Oswald
Paula Oswald
Vice President

Exhibit 2 Comptroller of the Currency Administrator of National Banks Washington, DC 20219 CERTIFICATE OF CORPORATE EXISTENCE I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that: 1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate. IN TESTIMONY WHEREOF, today, November 28, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Comptroller of the Currency

Exhibit 3 Comptroller of the Currency Administrator of National Banks Washington, DC 20219 CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS I, John [Illegible], Acting Comptroller of the Currency, do hereby certify that: 1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking  and exercise fiduciary powers on the date of this certificate. IN TESTIMONY WHEREOF, today, March 19, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: June 19, 2013

	By:	/s/ Paula Oswald
Paula Oswald
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2013

($000’s)

3/31/2013
Assets
Cash and Balances Due From	$6,932,431
Depository Institutions
Securities	74,769,168
Federal Funds	45,892
Loans & Lease Financing Receivables	218,577,592
Fixed Assets	5,068,178
Intangible Assets	12,739,644
Other Assets	27,654,064
Total Assets	$345,786,969

Liabilities
Deposits	$251,849,922
Fed Funds	3,545,914
Treasury Demand Notes	0
Trading Liabilities	512,718
Other Borrowed Money	32,387,140
Acceptances	0
Subordinated Notes and Debentures	4,736,320
Other Liabilities	12,747,015
Total Liabilities	$305,779,029

Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	24,357,498
Minority Interest in Subsidiaries	$1,498,952
Total Equity Capital	$40,007,940

Total Liabilities and Equity Capital	$345,786,969